Exhibit 99.1

August 2013 A PERFECT FIT CREATES GREAT OPPORTUNITY Andrea K. Tarbox Vice President and CFO

2 FORWARD LOOKING STATEMENTS The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to non-U.S. GAAP financial information. A reconciliation of those numbers to U.S. GAAP financial measures is available on the company’s website at KapStonePaper.com under Investors. Forward-Looking Statements Non-GAAP Financial Measures Risk Factors 2

 KapStone formed in 2005 Shareholder funds invested 2005 - $120 million from IPO 2007/2009 - $102 million from warrant exercises $95 million Dec. 2012 special dividend 3 KapStone Provides Compelling Opportunity To co-invest with two successful, veteran entrepreneurs in the paper and packaging segment KapStone is a leading North American producer of unbleached kraft paper and corrugated products Roger Stone and Matt Kaplan Collectively, largest shareholders with immediate family Own/control 14% of shares $2.0 Billion Growth CAGR 39% $2.1 Billion Market Cap $222 Million $95 M Dividend

4 Opportunity in Rapidly Improving Sector Significant industry consolidation Inventories are low Supply and demand are in balance Anticipate increased demand as worldwide economies improve Minimal growth in supply expected over next several years High industry-wide operating rates Strong Fundamentals

Continue to grow our business profitably by opportunistically investing in brown paper and packaging assets Maximize capital returns Optimizing operations of acquired companies Focusing on cash generation 5 KapStone’s Guiding Principles & Results Results Comparison of Cumulative Total Return Assumes Initial Investment of $100 Closing Price of $45.00, Aug. 2, 2013

6 Rapidly Generating Cash Generated $809 million of cash from operations since inception Sufficient cash to pay off first 95% of first 3 acquisitions U S E Use Source

 US Corrugated Inc. Purchase Price $332 MM 6.4 Xs Adj. TTM EBITDA 7 BUILDING OF KAPSTONE 7 IP’s Kraft paper business Purchase Price $204 MM 3.3 Xs TTM Adj. EBITDA MWV’s kraft paper business Purchase Price $466 MM 5.8 Xs TTM Adj. EBITDA January 1, 2007 July 1, 2008 October 31, 2011 Annual Net Sales and Adjusted EBITDA Longview Fibre Purchase Price $1.025 Billion 6.1 Xs Adj. TTM EBITDA** **4.7 Xs after adjusting for known CB price increases and synergies July 18, 2013 *Analysts’ consensus

KapStone and Longview Combined KapStone Alone $’s in Millions 6 Months Ended June 30. 2013 3 Months Ended June 30. 2013 Q2 2013 Annualized Net Sales $ 646 $ 326 $ 1,304 EBITDA $ 100 $ 52 $ 208 Diluted EPS $ 0.82 $ 0.44 $ 1.76 Adjusted EBITDA $ 106 $ 56 $ 224 Adjusted Diluted EPS $ 0.91 $ 0.48 $ 1.92 Combined KapStone + Longview* Net Sales $ 1,092 $ 555 $ 2,220 EBITDA $ 191 $ 101 $ 404 Diluted EPS $ 1.43 $ 0.78 $ 3.12 Adjusted EBITDA $ 197 $ 104 $ 416 Adjusted Diluted EPS $ 1.52 $ 0.82 $ 3.28 Percentage Change Net Sales 69% 70% 70% EBITDA 91% 94% 94% Diluted EPS 74% 77% 77% Adjusted EBITDA 86% 86% 86% Adjusted Diluted EPS 67% 71% 71% 8 $’s in Millions Assumptions for combined results Assumed LV’s D&A increased to $50 million annually due to estimated FMV of assets Assumed blended debt interest rate of 2.6% based on proposed financing Adjusted for higher financing amortization costs No synergies were included KS EBITDA adjusted for stock compensation expense and one time non-recurring items Combined 2012 adjusted diluted EPS was adjusted for Longview’s unrecognized tax benefit. *See appendix for preliminary pro forma statements

9 KapStone Today Longview mill has tremendous fiber flexibility located in excellent wood basket 100% virgin to 100% recycled 1.15 million ton annual capacity Excess pulping and recovery capacity of approximately 300,000 tons per year Charleston, SC and Roanoke Rapids, NC mills are 100% virgin fiber based and are located in excellent wood basket 1.315 million ton capacity Linerboard, kraft paper, saturating, and Kraftpak Cowpens, SC recycled fiber mill 240,000 ton capacity Medium and linerboard Four paper mills – Total capacity of 2.7 million tons 18 bsf of capacity Boxes and sheets 22 converting plants located throughout the U.S.

10 Well Positioned to Meet Our Customers’ Needs

11 PRODUCTS Kraft Containerboard – Approximately 1,800,000 tons per year Corrugated boxes Wide range of grades and basis weights High performance light weight linerboard grades Kraft Papers – Approximately 450,000 tons per year High performance multiwall and various kraft grades Only US producer of extensible (high performance) grades Packaging for flour, sugar, pet food, cat litter, cement, lawn & leaf, fast food, carryout, and grocery 11

12 PRODUCTS DuraSorb (Saturating Kraft) – Approximately 260,000 tons per year Used in various high pressure laminates including furniture, shelving, countertops, and flooring Market leader Kraftpak – Approximately 120,000 tons per year A virgin fiber, unbleached, uncoated folding carton board Corrugated Packaging - Approximately 12 billion square feet per year Corrugated boxes Sheets 12

13 KAPSTONE HAS NUMEROUS OPPORTUNITIES 13 FOR VALUE CREATION & EARNINGS GROWTH Compelling industry fundamentals KS well-positioned in highly desirable containerboard market Pricing – Up in most grades Containerboard and corrugated product price increases 2013 containerboard price increase of $50 per ton and 10 – 12% on corrugated products was announced in spring. Full realization in 3rd Q KraftPak price increase of $40 per ton announced in spring 2013. First full quarter of benefit is Q3 2013 Saturating kraft increase of $50 per ton recently announced. Primary benefits in 2014 Completion of integration of USC and Longview will produce additional operating synergies Grow revenue and profits by increasing utilization of converting facilities Current asset base provides good growth opportunities Opportunity to quickly de-lever due to strong free cash flow

Appendix

Preliminary Pro forma – Combined Income Statements

KapStone Paper and Packaging Corporation
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended June 30, 2013
(amounts in thousands except per share data)

	Historical		Preliminary Pro Forma		Pro Forma
	KapStone	Longview	Adjustments	Notes	Combined
Net sales	$ 326,321	$ 228,274			$ 554,595
Cost of sales, excluding depreciation and amortization	225,753	165,708			391,461
Depreciation and amortization	17,253	-	12,500	A, D	29,753
Freight and distribution expenses	27,849	-		D	27,849
Selling, general, and administrative expenses	21,072	16,515			37,587
Other operating income	196	(14)			182
Operating income	34,590	46,037	(12,500)		68,127
Miscellaneous Income	-	23			23
Foreign exchange gain/(loss)	89	-			89
Interest expense, net	2,636	10,610	(2,002)	B	11,244
Income before provision for income taxes	32,043	35,450	(10,498)		56,995
Provision for income taxes	11,052	12,443	(3,989)	C	19,506
Net income	$ 20,991	$ 23,007	$ (6,509)		$ 37,489
Weighted average number of shares outstanding:					
Basic	47,550,426				47,550,426
Diluted	48,217,835				48,217,835
Net income per share:					
Basic	$ 0.44	$ 0.48	$ (0.14)		$ 0.79
Diluted	$ 0.44	$ 0.48	$ (0.13)		$ 0.78

15

Preliminary Pro forma – Combined Income Statements 16 A - Reflect additional amortization and depreciation expense from fair market value adjustments for identified intangible assets and fixed assets. The fair value of identified intangible assets is amortized over an estimated useful life of ten years. The fair value of changes in property, plant and equipment is depreciated over an estimated useful life of ten years. B - Reflects the adjustment to interest expense resulting from the additional credit facilities. Term Loan A-1 interest $805 million (2.5% interest rate) 5,031 Term Loan A-2 $470 million (2.75% interest rate) 3,231 $400 million Revolver (3.25% interest rate) 1,251 Amortization of debt issuance costs (Assumes $20 million) 1,010 10,524 Reversal of Kapstone historical interest expense, net (1,909) Reversal of Longview historical interest expense, net (10,617) (2,002) C - Reflects the income tax effect on the pro forma adjustments using KapStone's effective tax rate of 38%. D - Longview does not report this line item.

Preliminary Pro forma – Combined Income Statements

KapStone Paper and Packaging Corporation
Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2013
(amounts in thousands except per share data)

	Historical		Preliminary Pro Forma		Pro Forma
	KapStone	Longview	Adjustments	Notes	Combined
Net sales	$ 646,134	$ 445,571			$ 1,091,705
Cost of sales, excluding depreciation and amortization	450,699	326,442			777,141
Depreciation and amortization	34,477	-	25,000	A, D	59,477
Freight and distribution expenses	55,769	-		D	55,769
Selling, general, and administrative expenses	40,200	33,337			73,537
Other operating income	398	(1)			397
Operating income	65,387	85,791	(25,000)		126,178
Miscellaneous Income	-	49			49
Foreign exchange gain/(loss)	(222)	-			(222)
Interest expense, net	5,237	21,183	(3,932)	B	22,489
Income before provision for income taxes	59,928	64,657	(21,069)		103,517
Provision for income taxes	20,478	22,252	(8,006)	C	34,724
Net income	$ 39,450	$ 42,405	$ (13,062)		$ 68,793
Weighted average number of shares outstanding:					
Basic	47,516,218				47,516,218
Diluted	48,222,022				48,222,022
Net income per share:					
Basic	$ 0.83	$ 0.89	$ (0.27)		$ 1.45
Diluted	$ 0.82	$ 0.88	$ (0.27)		$ 1.43

17

Preliminary Pro forma – Combined Income Statements 18 A - Reflect additional amortization and depreciation expense from fair market value adjustments for identified intangible assets and fixed assets. The fair value of identified intangible assets is amortized over an estimated useful life of ten years. The fair value of changes in property, plant and equipment is depreciated over an estimated useful life of two to twelve years. B - Reflects the adjustment to interest expense resulting from the additional credit facilities. Term Loan A-1 interest $805 million (2.5% interest rate) 10,063 Term Loan A-2 $470 million (2.75% interest rate) 6,463 $400 million Revolver (3.25% interest rate) 2,503 Amortization of debt issuance costs (Assumes $20 million) 2,017 21,045 Reversal of Kapstone historical interest expense, net (3,784) Reversal of Longview historical interest expense, net (21,192) (3,932) C - Reflects the income tax effect on the pro forma adjustments using KapStone's effective tax rate of 38%. D - Longview does not report this line item.